SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2009

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

To the extent applicable, the contents of Item 8.01 below are incorporated into this Item 1.01.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Certain executive officers of the Registrant are participants under the Registrant’s Executive Bonus Plan, as amended and restated in 2008 (the “Executive Bonus Plan”).  On March 31, 2009, the Registrant completed an amendment (the “Amendment”) to the Executive Bonus Plan that:

•	restricts to $9.0 million the aggregate bonuses payable under Executive Bonus Plan in respect of any fiscal year;

•	decreases the eligibility level for an Extraordinary Transaction (as defined in the Executive Bonus Plan) from $25.0 million to $10.0 million; and

•	adds a performance goal for improved consolidated liquidity .

The above description is qualified in its entirety by the Amendment itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.      Other Events.

On March 31, 2009, the Registrant’s Section 162(m) Compensation Committee (the “162(m) Committee”) adopted the 2009 bonus criteria under the Executive Bonus Plan for the two eligible participants – Charles E. Hurwitz, the Registrant’s Chairman and Chief Executive Officer (“C. Hurwitz”), and Shawn M. Hurwitz, the Registrant’s President (“S. Hurwitz”).  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for any compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated officers of such company.  Performance-based compensation is not subject to the deduction limit if certain requirements are met.  The Executive Bonus Plan is designed to permit the award of bonuses meeting these requirements.

The Executive Plan provides for various categories under which the 162(m) Committee may establish specific performance goals (the “Bonus Criteria”).  The 2009 Bonus Criteria for Mr. C. Hurwitz relate to improved consolidated financial results, the undertaking by the Registrant’s consolidated business units of specified business opportunities, certain favorable developments in respect of the Registrant’s racing operations, completion of an Extraordinary Transaction (as defined in the Executive Bonus Plan), improved earnings per share, improved consolidated liquidity position, and achievement by the Registrant’s real estate, racing and corporate segments of their 2009 business plans.  Mr. C. Hurwitz earns various specified amounts if such criteria are satisfied, subject to exercise by the 162(m) Committee of its “negative discretion” (the absolute discretion of the 162(m) Committee to reduce the actual bonus payable as the result of any of the criteria being achieved).

The 2009 Bonus Criteria for Mr. S. Hurwitz has categories that are substantially similar to those for Mr. C. Hurwitz, although certain modifications were made in view of Mr. S. Hurwitz’s specific duties and responsibilities.  Any amounts earned by Mr. S. Hurwitz are also subject to the negative discretion of the 162(m) Committee.

The above description is qualified in its entirety by the actual 2009 Bonus Criteria for each of Messrs. C. Hurwitz and S. Hurwitz, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

c)     Exhibits

10.1	Amendment to the MAXXAM Executive Bonus Plan, dated March 31, 2009
10.2	2009 Bonus Criteria for the MAXXAM Chief Executive Officer under the Executive Bonus Plan
10.3	2009 Bonus Criteria for the MAXXAM President under the Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: April 8, 2009	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary

EXHIBIT INDEX
Exhibit No.	Description
10.1	Amendment to the MAXXAM Executive Bonus Plan, dated March 31, 2009
10.2	2009 Bonus Criteria for the MAXXAM Chief Executive Officer under the Executive Bonus Plan
10.3	2009 Bonus Criteria for the MAXXAM President under the Executive Bonus Plan

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